SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1 TO FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	56-0898180
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-72374
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

7% Trigger CAPITALSSM (Covered Asset ParticIpation Target exchAngeabLe Securities) Linked to the Common Stock of Nabors Industries Ltd. due April 25, 2006	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

Wachovia Corporation (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated May 31, 2002 under “Description of the Notes We May Offer” and in the Prospectus Supplement dated April 18, 2005 filed with the Commission on April 18, 2005 under Rule 424(b)(5), pursuant to an effective Registration Statement on Form S-3 (File No. 333-72374) filed with the Commission on October 29, 2001 under the Securities Act of 1933, as amended (the “Registration Statement”).

This Amendment No. 1 hereby amends the Company’s Form 8-A filed on April 18, 2005, to amend Item 2, Exhibit 5 with the form filed herewith.

Item 2.	Exhibits.

1.	Senior Indenture, dated as of April 1, 1983, between the Company and Chemical Bank, as Trustee, including form of senior debt securities (included as Exhibit 4(a) to the Registration Statement)

2.	Supplemental Indenture, dated as of May 17, 1986, between the Company and Chemical Bank, as Trustee (included as Exhibit 4(b) to the Registration Statement)

3.	Supplemental Indenture, dated as of July 1, 1988, between the Company and Chemical Bank, as Trustee (included as Exhibit 4(c) to the Registration Statement)

4.	Supplemental Indenture, dated as of August 1, 1990, between the Company and Chemical Bank, as Trustee (included as Exhibit 4(d) to the Registration Statement)

5.	Form of 7% Trigger CAPITALSSM (Covered Asset ParticIpation Target exchAngeabLe Securities) Linked to the Common Stock of Nabors Industries Ltd. due April 25, 2006

6. SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Wachovia Corporation (Registrant)

Date: April 20, 2005	By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Senior Vice President